UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

XOMA ROYALTY HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	333-296211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on June 12, 2026, XOMA Royalty Corporation (“XOMA Royalty”) announced that the record date for the distribution of contingent value rights (the “CVRs”) had been set for July 13, 2026. Under the Agreement and Plan of Merger, dated April 27, 2026 (as amended, the “Merger Agreement”), the CVRs are issued by XOMA Royalty Holdings Corporation (“Holdings”) as a portion of the merger consideration payable in respect of shares of common stock issued and outstanding at the effective time of the merger (the “Merger”), consisting of: (i) $39.00 per share, and (ii) one CVR. XOMA Royalty’s common stock stopped trading as of 8:00 p.m. (Eastern Time) on July 13, 2026, and the Merger was consummated as of 8:15 a.m. (Eastern Time) on July 14, 2026, following the completion of a holding company reorganization pursuant to which Holdings became the parent of XOMA Royalty.

Holdings is providing notice that, consistent with the Merger Agreement and the CVR Agreement (as defined below), the July 13, 2026 record date will not be used to determine entitlement to the CVRs. This treatment is consistent with the Contingent Value Rights Agreement, dated as of July 14, 2026 (the “CVR Agreement”), by and among XOMA CVR Trust, a Delaware statutory trust (“CVR Trust”), XOMA Royalty LLC, a Delaware limited liability company, solely in its capacity as manager and administrator of the CVR Trust, Wilmington Trust, National Association, a national banking association, as rights agent, and Holdings (solely with respect to certain specified obligations). Pursuant to the CVR Agreement, the record date for the CVRs is to be no earlier than the date of the CVR Agreement and no later than the closing date of the Merger. In accordance with the Merger Agreement and the CVR Agreement, Holdings is paying the merger consideration, including the CVRs, to holders of common stock as of the effective time of the Merger.

The CVRs were issued by Holdings as additional merger consideration and are governed by the CVR Agreement, the form of which was included as Annex E to the Registration Statement on Form S-4 of Holdings. Under the CVR Agreement, CVR Trust is the sole obligor with respect to payment of the CVR consideration. Inquiries regarding the CVRs may be directed to the rights agent, Wilmington Trust, National Association.

The CVRs are non-transferable except in limited circumstances, will not be listed or traded on any exchange, and may have no value. This Current Report does not modify the terms of the CVRs or the merger consideration described in prior filings of XOMA Royalty and Holdings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA ROYALTY HOLDINGS CORPORATION

Date: July 16, 2026	By:	/s/ Andrew Reardon
Andrew Reardon
Chief Legal Officer and Secretary